UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2007
TRANSCONTINENTAL GAS PIPE LINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-07584	74-1079400
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2800 Post Oak Boulevard
Houston, Texas
(Address of principal executive		77056
offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 215-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On May 9, 2007, Transcontinental Gas Pipe Line Corporation (the “Company”) entered into an Amendment Agreement (the “Amendment”) among the Company, The Williams Companies, Inc. (“Williams”), Williams Partners L.P. (“MLP”), Northwest Pipeline Corporation (“NWP”), (“NWP” and together with the Company, Williams, and MLP, the “Borrowers”), the Banks (as defined below) and Citibank, N.A., as administrative agent, amending the Credit Agreement, dated as of May 1, 2006 (the “Credit Agreement”), among the Borrowers, the banks, financial institutions and other institutional lenders that are parties thereto (the “Banks”) and Citibank, N.A., as administrative agent. Among other things, the Amendment modifies the pricing grid that determines what pricing applies to loans made under the Credit Agreement and extends the maturity date of the Credit Agreement to May 1, 2012.
Item 9.01. Financial Statements and Exhibits.
(a) None
(b) None
(c) None
(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Amendment Agreement, dated May 9, 2007, among The Williams Companies, Inc., Williams Partners L.P., Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, certain banks, financial institutions and other institutional lenders and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to The Williams Companies, Inc.’s current report on Form 8-K (File No. 001-04174) filed with the SEC on May 15, 2007).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

By: Name:	/s/ Brian K. Shore Brian K. Shore
Title:	Corporate Secretary
Dated: May 15, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Amendment Agreement, dated May 9, 2007, among The Williams Companies, Inc., Williams Partners L.P., Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, certain banks, financial institutions and other institutional lenders and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to The Williams Companies, Inc.’s current report on Form 8-K (File No. 001-04174) filed with the SEC on May 15, 2007).

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